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                                                                    Exhibit (r)

                      Metropolitan Life Insurance Company

                               Power of Attorney

                              C. Robert Henrikson
                Chief Executive Officer, President and Director

   KNOW ALL MEN BY THESE PRESENTS, that I, the Chief Executive Officer, President and a Director of Metropolitan Life Insurance Company, a New York company, do hereby appoint Gwenn L. Carr, John E. Connolly, Jr., James L. Lipscomb, Myra L. Saul and Marie C. Swift, and each of them severally, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, in connection with Metropolitan Life Separate Account UL (Equity Advantage VUL File No. 033-47927, Equity Options File No. 333-40161, Advantage Equity Options File No. 333-131664, MetFlex File No. 033-57320, Group VUL File No. 033-91226, UL II File No. 033-32813),
Metropolitan Life Separate Account E (Preference Plus File No. 002-90380, Settlement Plus File No. 333-80547, Income Security Plan File No. 333-43970, Preference Plus Select File No. 333-52366, Asset Builder VA File 333-69320, Financial Freedom Select File No. 333-83716, Income Security Plan File 333-105692, Personal Pension Builder Select File No. 333-118214, Preference Plus Income Advantage File No. 333-122883, Personal IncomePlus File
No. 333-122897), The New England Variable Account (Zenith Accumulator File
No. 333-11131), New England Variable Annuity Fund I (File No. 333-11137), New England Life Retirement Investment Account (Preference File No. 333-11133), Security Equity Separate Account Thirteen (File No. 333-110185), Security Equity Separate Account Twenty-Six (File No. 333-110183), Security Equity Separate Account Twenty-Seven (File No. 333-110184), and at such time as the following separate accounts are merged into the Company, Metropolitan Life Separate Account Paragon A (Group America Plus and AFIS Group), Metropolitan Life Separate Account Paragon B (Scudder Direct, Multi Manager Direct, Multi Manager II, Scudder Commission, Multi Manager Commission, Morgan Stanley product, Putnam product, MFS product, Multi Manager Aon), Metropolitan Life Separate Account Paragon C (Fidelity Direct and Fidelity Commission), Metropolitan Life Separate Account Paragon D (Joint Survivor VUL and Individual Variable Life) or any other separate accounts for variable contracts that are created or become separate accounts of said Company in the future, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof. Each said attorney-in-fact shall have power to act hereunder with or without the others.

   IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of March, 2006.

                                                  /s/ C. Robert Henrikson
                                                  -----------------------------
                                                  C. Robert Henrikson